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                                                                     Exhibit 1.1

                        HUGHES ELECTRONICS CORPORATION

                  FORM OF DEBT SECURITIES PURCHASE AGREEMENT
                  ------------------------------------------

                                                                          [DATE]

Name(s) of Managing Underwriter
Address(es) of Managing Underwriter

Ladies and Gentlemen:

          Hughes Electronics Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters listed on Schedule I hereto (the "Underwriters") $___________ aggregate principal amount at maturity of its ___% [Senior] [Subordinated] Notes due ____ (the "Firm Notes"). The Firm Notes are to be issued pursuant to an indenture (the "Indenture") between the Company and ______________, as trustee (the "Trustee"). [The Company also proposes to issue and sell to the several Underwriters not more than $_________ aggregate principal amount at maturity of the Company's ___% [Senior] [Subordinated] Notes due __________ (the "Option Notes") to cover overallotments if, and to the extent, such option is exercised pursuant to the right to purchase such Option Notes granted in Section 2 hereof.] The Firm Notes and the Option Notes are hereinafter referred to as the "Notes."

          The Company meets the requirements for the use of Form S3 under the Securities Act of 1933, as amended (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), and the Trust Indenture Act of 1939, as amended (the "TIA"), a registration statement on Form S-3 (Registration No. 333-78259), including the related Base Prospectus (as defined below) or prospectuses, covering the registration of, among other securities, the Notes under the Act, and the offering thereof from time to time in accordance with Rule 415 of the Act. Such registration statement has been declared effective by the Commission. The Company will prepare and file with the Commission, pursuant to Rules 415 and 424(b)(2), (3) or (5), a prospectus supplement to the form of prospectus included in such registration statement reflecting the terms of the Notes and the terms of the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Notes and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus (as defined below)) as the Company has advised you, prior to the Execution Time, will be included or made therein.
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          The terms which follow, when used in this Agreement, shall` have the meanings indicated:

          (i) "Effective Date" means the date that the Registration Statement and any post-effective amendment or amendments thereto are declared effective by the Commission.

          (ii) "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          (iii) "Base Prospectus" shall mean the prospectus referred to above contained in the Registration Statement relating to all offerings of securities under the Registration Statement.

          (iv) "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus.

          (v) "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

          (vi) "Registration Statement" shall mean the registration statement referred to above, as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all documents (including financial statements, financial schedules and exhibits) incorporated therein by reference.

          (vii) "Rule 415," "Rule 424" and "Regulation S-K" refer to such rules or regulations under the Act.

          Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, except that any such documents shall be deemed to be modified or superseded to the extent that a statement contained in such Base Prospectus, Preliminary Prospectus or Final Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference therein modifies or supersedes such statement (all such documents being hereinafter referred to as the "Incorporated Documents").

          The Company understands that the Underwriters propose to make a public offering of their respective portion of the Notes on the terms and in the manner set forth in the Final Prospectus, as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

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          1.     Representations and Warranties of the Company.
                 ---------------------------------------------

          (a) The Company represents and warrants to, and agrees with, the Underwriters as follows:

          (i) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to its knowledge, threatened by the Commission.

          (ii) On the Effective Date, and at all times subsequent thereto and including the Closing Date, or the Option Closing Date, if any (each as defined below), and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment to the Registration Statement becomes effective, the Registration Statement (including any registration statement filed with the Commission pursuant to Rule 462(b)) and the Final Prospectus (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) complied, and will comply, in all material respects with the applicable provisions of the Act and the Regulations, and did not, and will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Base Prospectus, Preliminary Prospectus or Final Prospectus, in light of the circumstances under which they were made) not misleading. No representation and warranty, however, is made in this paragraph (a)(1)(ii) with respect to written information contained in or omitted from the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of you with respect to the Underwriters and the plan of distribution of the Notes expressly for use in connection with the preparation thereof.

          (iii) Each of the Incorporated Documents, when the same was first filed with the Commission, complied in all material respects with the applicable provisions of the Act, the Regulations, the Exchange Act and the regulations promulgated thereunder or the TIA, as applicable, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Act, the Exchange Act or the TIA and such regulations. None of such filed documents when they were filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required

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     to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as shall be described in the Final Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

          (v) Each significant subsidiary (as such term is defined in Rule 405 of the Regulations) (the "Significant Subsidiaries") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as shall be described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have, singly or in the aggregate, a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or indirectly, and in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts ("Liens"), other than as set forth in the Registration Statement and as shall be described in the Final Prospectus. Except as may be set forth in the Final Prospectus, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind to which the Company is a party with respect to the capital stock of any Significant Subsidiary.

          (vi) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable and are owned of record by General Motors Corporation, a Delaware corporation. Except as may be set forth in the Final Prospectus, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind to which the Company is a party with respect to its capital stock.

          (vii) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated

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     therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business [or business prospects] of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its Significant Subsidiaries, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations, business [or business prospects] of the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (viii) The Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture, and to issue, sell and deliver the Notes. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) The Notes have been duly authorized by the Company. The Notes will, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and, when sold and paid for as provided in this Agreement, constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof which shall be contained in the Final Prospectus under the heading "Description of Debt Securities."

          (x) The Indenture has been duly authorized by the Company. The Indenture will, when executed (assuming due execution by the Trustee), constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law). The Indenture will conform in all material respects to the description thereof which shall be contained in the Final Prospectus under the heading "Description of Debt Securities."

          (xi) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement, the Indenture and the Notes, and the issuance, authentication and sale of the Notes will not (1) conflict with the certificate of incorporation or bylaws of the Company or any of its Significant

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     Subsidiaries, or (2) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or (3) violate any applicable law, administrative regulation or administrative or court decree, in the case of Clauses (2) and (3) , the effect of which, singly or in the aggregate, would have a Material Adverse Effect.

          (xii) Except as described in the Registration Statement and as shall be described in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries, which would, singly or in the aggregate, result in any Material Adverse Change or which would materially and adversely affect the consummation of this Agreement or the performance by the Company of the Indenture or the Notes; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not disclosed in the Registration Statement or shall be described in the Final Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company and its Significant Subsidiaries considered as one enterprise; and there have been no material developments with respect to any action, suit or proceeding, whether or not such action, suit or proceeding is described in the Registration Statement or shall be described in the Final Prospectus, which, singly or in the aggregate, would result in a Material Adverse Change.

          (xiii) Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Final Prospectus are independent public accountants as required by the Act and the Regulations.

          (xiv) The financial statements, including the notes thereto, included in or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries and of the Company's predecessors as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and as shall be stated in the Final Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (xv)   The pro forma financial information of the Company and its
                     --- -----
     subsidiaries and of the Company's predecessors included in or incorporated by

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     reference in the Final Prospectus presents fairly in all material respects the information shown therein, and has been prepared on the basis described in the Final Prospectus.

          (xvi) The Indenture conforms in all material respects with the requirements of the TIA applicable to indentures to be qualified thereunder.

         [(xvii)   Except as set forth in the Registration Statement or as shall be described in the Final Prospectus, neither the Company nor any of its Significant Subsidiaries has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state laws relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which, in either case, singly or in the aggregate, would result in any Material Adverse Change.]

          (xviii) Each of the Company and its Significant Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; each of the Company and its Significant Subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except, in any case, singly or in the aggregate, where the failure to have such permits or fulfill and perform such obligations would not have a Material Adverse Effect; such permits contain no restrictions that are materially burdensome to the Company or its Significant Subsidiaries.

          (xix) The Company is not now, nor after sale of the Notes to be sold hereunder and application of the net proceeds from such sale as shall be described in the Final Prospectus under the caption "Use of Proceeds" will it be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xx) Each Preliminary Prospectus filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the Regulations.

          (xxi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company (other than registration statements that have previously been filed) or to

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     require the Company to include such securities with the Notes registered pursuant to the Registration Statement.

          (xxii) All disclosures regarding Year 2000 compliance required to be described under the Act or the Regulations (including disclosures required by Staff Legal Bulletin No. 6, SEC Release No. 33-7558, July 29, 1998) have been included in the Final Prospectus. Neither the Company nor any of its subsidiaries will incur significant operating expenses or costs to ensure that its information systems will be year 2000 compliant.

          (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such party to each Underwriter as to the matters covered thereby.

          2.     Purchase and Sale of the Notes; Delivery and Payment.
                 ----------------------------------------------------

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties of the Company herein set forth:

          (i) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at an aggregate purchase price of _____% of the principal amount thereof (the "Purchase Price"), the aggregate principal amount at maturity of the Firm Notes set forth opposite such Underwriter's name on Schedule I hereto.

         [(ii)   the Company hereby agrees to sell to the Underwriters, and the
     Underwriters shall have a one time right to purchase, severally and not jointly, up to an aggregate of $___________ principal amount at maturity of Option Notes at the Purchase Price. Option Notes may be purchased solely for the purpose of covering overallotments made in connection with the Firm Notes. If any Option Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount at maturity of Option Notes (subject to such adjustments to eliminate the issuance of Option Notes in denominations other than integral multiples of $1,000 principal amount at maturity as the Underwriters may determine) that bears the same proportion to the principal amount at maturity of Option Notes to be purchased as the principal amount at maturity of Firm Notes set forth on
     Schedule I hereto opposite the name of such Underwriter bears to the total principal amount at maturity of Firm Notes.]

          (b)    Delivery and payment for the Notes shall be as follows:

          (i) Delivery of and payment for the Firm Notes shall be made at the offices of ___________________ at 10:00 a.m., New York City time, on _______________, or such later date and time, if any, as the Underwriters and the Company shall agree (such date and time of delivery and payment for the Firm Notes being herein called the "Closing Date"). Delivery of the Firm Notes shall be made to the Underwriters against payment by the Underwriters of the Purchase

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     Price by wire transfer of immediately available funds to an account specified by the Company.

         [(ii)   Delivery of and payment for any Option Notes to be sold by the
     Company shall be made at the offices of __________________ at 10:00 a.m., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Underwriters to the Company of their determination to purchase an amount, specified in said notice, of Option Notes. Delivery of the Option Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer of immediately available funds payable to the order of the Company. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Option Notes and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement, but in any event shall be given at least two business days prior to the Option Closing Date.]

          Certificates for the Firm Notes and the Option Notes shall be in definitive or global form and registered in such names and in such denominations as you, on behalf of the Underwriters, shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Notes and any Option Notes shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to you duly paid, against payment of the Purchase Price therefor.

          3.     Covenants of the Company.  The Company covenants and agrees
                 ------------------------
with each of the Underwriters as follows:

          (a) The Company will promptly advise you (on behalf of the Underwriters), and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or Final Prospectus or for any additional information, (iii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Notes for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (iv) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Final Prospectus or the transactions contemplated by this Agreement. The Company will make [every reasonable effort] to prevent the issuance of a stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such stop order is issued, to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Final Prospectus before or after the Effective Date to which the Representative shall

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reasonably object in writing after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

          (b) During the period of time when a prospectus relating to the Notes is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply with all requirements imposed upon it by the Act and the TIA, as now existing or hereafter amended, and by the Regulations, as from time to time in force, so far as may be necessary to permit the continuance of sales of and dealings in the Notes as contemplated by the provisions thereof and the Final Prospectus. If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus as then amended or supplemented shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the TIA and the Regulations, the Company shall notify the Representative promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to the Final Prospectus that will correct such untrue statement or such omission and will use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company shall promptly deliver to you and counsel for the Underwriters a copy of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and, so long as delivery if a prospectus may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus, all amendments of and supplements to such documents, if any, as you reasonably may request.

          (d) If and to the extent such qualification or registration may be necessary, the Company shall cooperate with the Underwriters and their counsel in connection with their efforts to qualify or register the Notes for sale under the securities laws of such jurisdictions as you shall request, will execute such applications and documents and furnish such information as may be reasonably required for such purpose and will comply with such laws so as to continue such qualification in effect for so long as may be required to complete the distribution of the Notes; provided, however, that the Company shall not be
                               --------  -------
required to qualify as a foreign corporation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Notes in such jurisdiction.

          (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act and Rule 158 of the Regulations) to its security holders and to you, in such numbers as you may reasonably request for distribution to the Underwriters, as soon as practicable but in no event later than 45 days after the end of the Company's fiscal quarter in which the first anniversary of the Effective Date occurs, an earnings statement (which need not be audited), covering a period of at least twelve consecutive

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full calendar months commencing after the Effective Date, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

          (f) The Company will use its best efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (g) The Company shall apply the net proceeds from the sale of the Notes as shall be set forth under the caption "Use of Proceeds" in the Final Prospectus.

          4.   Payment of Expenses.  The Company will pay all expenses incident
               -------------------
to the performance of its obligations under this Agreement, including (a) the printing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Final Prospectus and of each amendment or supplement thereto and the delivery to the Underwriters of printed copies thereof, (b) the copying of this Agreement and the Indenture, (c) the preparation, issuance and delivery of the Notes to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of the Trustee, (d) the fees and disbursements of its counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with the provisions of
Section 3(d), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (f) the printing and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey, (g) the fee of any filing for review of the offering with the NASD and (h) any out pocket expenses incurred by the Company or, with the Company's prior consent, on behalf of the Company, on any "road show" or similar presentation to prospective purchasers of Notes from the Underwriters. It is understood, however, that except as provided in this Section, and Sections 6 and 7 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

          5.   Conditions of the Underwriters' Obligations.  The obligations of
               -------------------------------------------
the several Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to (i) the accuracy, in all material respects, of the representations and warranties of the Company herein contained, as of the date hereof, as of the Closing Date and, with respect to Option Notes, the Option Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 5 to you or to counsel of the Underwriters of any qualification or limitation not previously approved in writing by you, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional obligations:

          (a) Any post-effective amendments to the Registration Statement required to be filed by the Company prior to the Closing Date shall have become effective and no stop order suspending the effectiveness of the Registration Statement or any such post-effective amendment shall have been issued and no proceedings therefor shall have been initiated or, to the knowledge of the Company, threatened by the Commission.

          (b) On the Closing Date (and, with respect to the Option Notes, the Option Closing Date) (i) no proceeding under the Act or the Exchange Act shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the Exchange Act, by any national securities exchange; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied, and (ii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Final Prospectus.

          (c) The Indenture shall have been duly executed and delivered by the Company and the Trustee.

          (d) On the Closing Date (and, with respect to the Option Notes, the Option Closing Date), the Final Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) On the Closing Date (and, with respect to the Option Notes, the Option Closing Date), the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of:

               (A) Weil, Gotshal & Manges LLP, counsel for the Company, in a form reasonably satisfactory to the Underwriters, to the effect that:

               (1) The Notes have been duly authorized by the Company for issuance and when executed (and assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution, delivery and authentication of the Notes by the Trustee in accordance with the Indenture) and delivered by the Company to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law).

               (2) The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law).

               (3) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

               (4) The statements made in the Final Prospectus under the caption "Description of the Debt Securities," insofar as they describe the provisions of the Notes and the Indenture, constitute fair summaries thereof accurate in all material respects.

               (5) The Company is not now, nor immediately after the sale of the Notes to be sold hereunder and application of the net proceeds from such sale (as described in the Final Prospectus under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (6) Neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Notes, nor the application of the proceeds therefrom (as shall be described in the Final Prospectus under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. Part 220), U (12 C.F.R. Part 221) or X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System; the Notes, and the use of the proceeds therefrom (as shall be described in the Final Prospectus under the caption "Use of Proceeds"), do not constitute "purpose credit" as such term is understood under such Regulations; and

               (B) Marcy J.K. Tiffany, Esq., General Counsel of the Company, in a form reasonably satisfactory to the Underwriters, to the effect that:

               (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and as shall be described in the Final Prospectus. To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

               (2) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and are owned of record by General Motors Corporation. All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non assessable and are owned by the Company, directly or indirectly, free and clear of all Liens, other than as set forth in the Registration Statement and as shall be described in the Final Prospectus.

               (3) The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not conflict with, constitute a default under or violate (or with respect to clause (y), impose or create any lien upon any material property or assets of the Company or any of its Significant Subsidiaries under) (x) any of the terms, conditions or provisions of the respective certificates of incorporation or by laws of the Company or its Significant Subsidiaries, (y) to the best of such counsel's knowledge, any of the terms, conditions or provisions of any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which the Company or its Significant Subsidiaries is bound, or to which any of the property or assets of the Company or its Significant Subsidiaries is subject, except with respect to such conflicts, defaults or violations which would not have a Material Adverse Effect, or (z) any decree of any court or governmental authority binding on the Company or its Significant Subsidiaries, of which such counsel is aware, except those which would not have a Material Adverse Effect.

               (4) To the best of such counsel's knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or its Significant Subsidiaries is a party or is bound where such default could have a Material Adverse Effect.

               (5) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which could reasonably be expected to have a Material Adverse Effect and which are not disclosed in the Registration Statement or as shall be described in the Final Prospectus.

          In giving their opinions required by subsections (e)(A) and (B) of this Section, Weil, Gotshal & Manges LLP and Ms. Tiffany shall additionally state that each such counsel (together with, in the case of Mr. Tiffany, attorneys on her staff acting under her supervision) have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Final Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Prospectus (except in the case of Weil, Gotshal & Manges LLP to the extent specified in subsections (e)(A)(4)), no facts have come to such counsel's attention which lead it or him to believe that the Final Prospectus, on the date thereof or at the Closing Date (or the Option Closing Date, as the case may be), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Final Prospectus).

          References to the Final Prospectus in this subsection (c) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          The opinion of Weil, Gotshal & Manges LLP described in subsection
(e)(A) and the opinion of Marcy J. K. Tiffany, Esq. described in subsection
(e)(B) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The favorable opinion, dated as of the Closing Date (and, with respect to the Option Notes, the Option Closing Date), of Davis Polk & Wardwell, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

          (g) On the Closing Date (and, with respect to the Option Notes, the Option Closing Date) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President of the Company and of an Executive Vice President of the Company, dated as of the Closing Date (and, with respect to the Option Notes, the Option Closing Date), to the effect that (i) there has been no Material Adverse Change,
(ii) the representations and warranties in Section l(a) are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date (and, with respect to the Option Notes, the Option Closing Date), and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date (and, with respect to the Option Notes, the Option Closing Date).

          (h) On the date hereof and on the Closing Date (and, with respect to the Option Notes, the Option Closing Date), the Underwriters shall have received from Deloitte & Touche LLP "cold comfort" letters dated such dates, in customary form and substance and otherwise reasonably satisfactory to the Underwriters.

          (i) At the Closing Date (and, with respect to the Option Notes, the Option Closing Date), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes and as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (j) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded any of the debt securities of the Company or its Significant Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the debt securities of the Company or its Significant Subsidiaries.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 7.

          6.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls an Underwriter and its directors, officers and employees within the meaning of Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which shall not be unreasonably withheld); and

          (iii) against any and all expenses whatsoever, as incurred (including, subject to subsection (c) of this Section 6, the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that, (A) the Company shall not be obligated to indemnify or
--------  -------
hold harmless an Underwriter and its controlling persons and their respective directors, officers and employees in respect of any loss, claim, damage, liability or action to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus if such Underwriter failed to deliver the Final Prospectus that was made available by the Company for delivery to the person or persons asserting the claim which is the basis of indemnification and such Final Prospectus cured such defect, and
(B) with respect to each Underwriter, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter in writing expressly for use in the Final Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto). This indemnity shall be in addition to any indemnity that such indemnified persons may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company and their directors, officers and employees within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to an untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement, Final Prospectus or the Preliminary Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement, Final Prospectus or such Preliminary Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. An indemnified party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall be liable for any settlement of any claim against an indemnified party made with the indemnifying party's written consent, which consent shall not be unreasonably withheld.

          7.   Contribution.  In order to provide for just and equitable
               ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the purchase discount applicable to the Notes purchased by the Underwriters bears to the Offering Price appearing on the cover page of the Final Prospectus and the Company is responsible for the balance; provided,
                                                                 --------
however, that no person guilty of fraudulent misrepresentation (within the
-------
meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, and each person, if any, who controls an Underwriter or the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as such Underwriter or the Company, as the case may be.

          8.   Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------
All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes to the Underwriters.

          9.   Default by an Underwriter.
               -------------------------

          (a) If any Underwriter shall default, in whole or in part, in its obligation to purchase Notes hereunder, and if the Notes with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection (b) below) exceed in the aggregate 10% of the total number of Notes that all Underwriters have agreed to purchase hereunder, then the Notes to which the default relates shall be purchased by the non-defaulting Underwriters on a pro rata basis based on the amount of Notes to be purchased as set forth on Schedule I.

          (b) If such default relates to more than 10% of the Notes, the Representative may in its discretion arrange for another party or parties (including the non-defaulting Underwriters, if they should so agree) to purchase those of the Notes to which such default relates on the terms contained herein. If within thirty-six (36) hours after such a default the Representative does not arrange for the purchase of those of the Notes to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the non-defaulting Underwriters (except as provided in Sections 6 and 7 hereof), but nothing in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) If the Notes to which the default relates are to be purchased by any non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Notes.

          10.  Termination.
               -----------

          (a) The Underwriters may terminate this Agreement, by notice to the Company, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the U.S. or international financial markets or any outbreak of hostilities or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any of the securities of the Company or any of its subsidiaries has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; provided that
                                                                   --------
any such suspension, limitation or minimum prices exist at the time of such termination or (iv) if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 7.

          11.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them c/o ________________________; notices to the Company shall be directed to it at 200 North Sepulveda Boulevard, El Segundo, California 90245,
Attention: General Counsel.

          12.  Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon the Underwriters, the Company and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision herein. This Agreement and all conditions and provisions hereof are intended for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from either of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          13.  Governing Law and Time.  This Agreement shall be governed by and
               ----------------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             HUGHES ELECTRONICS CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

Confirmed and accepted as of
the date first above written:

[MANAGING UNDERWRITER(S)]



By:____________________________
   Name:
   Title:



[OTHER UNDERWRITER(S)]



By:____________________________
   Name:
   Title:

                                                                      SCHEDULE I


                                 UNDERWRITERS
                                 ------------

                                                                    Amount of
                                                                      Notes
Name of Underwriter                                              to be Purchased
-------------------                                              ---------------


_________________________.......................................................

_________________________.......................................................



     TOTAL:
     =====